                                                                  EXHIBIT 23(a)


DELOITTE &
 TOUCHE LLP
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      [LOGO]                     1100 Carillion         Telephone:(704)372-3560
                                 227 West Trade Street
                                 Charlotte, North Carolina 28202-1675



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Insteel Industries, Inc. on Form S-8 of our reports dated October 28, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Insteel Industries, Inc. for the year ended September 30, 1994.




DELOITTE & TOUCHE, LLP
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Deloitte & Touche, LLP

Charlotte, North Carolina
August 15, 1995





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Deloitte Touche
Tohmatsu
International
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